EXHIBIT 1

SCHEDULE I

The following table lists all transactions completed by the Reporting Person in the Common Stock since July 5, 2025, which were all completed through open market purchases or sales.

RPS Master – Investment Management RPS 2014 LP

Date	Shares bought	Shares sold	Price
September 3, 2025		50000	22.25
September 3, 2025	1200		22.11
August 26, 2025		2180	22.59
August 25, 2025		50000	22.21
August 25, 2025		260	22.26
August 22, 2025		1940	22.05
August 19, 2025		50000	21.35
August 15, 2025	100		21.43
August 11, 2025		50000	21.20
August 5, 2025	200		20.29
August 4, 2025		50000	20.73
August 1, 2025	300		20.29
July 31, 2025	400		20.63
July 30, 2025	1100		20.98
July 28, 2025		50000	21.76
July 23, 2025		1000	22.19
July 22, 2025		140	22.39
July 16, 2025		300	21.28
July 15, 2025	100		20.80
July 15, 2025		3000	21.01
July 14, 2025		1200	21.06
July 10, 2025		277	21.24
July 9, 2025		88	21.27
TOTAL			-

Alphabeta AI Multi Strategy, LP

Date	Shares bought	Shares sold	Price
August 29, 2025		500	22.76
August 26, 2025		2860	22.52
August 22, 2025		1200	22.24
August 20, 2025		880	21.46
August 13, 2025		300	22.23
August 12, 2025		1652	21.82
August 11, 2025		333	21.29
August 8, 2025		410	20.79
TOTAL			-